UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

CBM Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Maryland	001-38680	83-1095537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 East Joppa Road, Baltimore, MD	21234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 665-7600

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CBM BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 1.01	Entry into a Material Agreement.

On December 19, 2018, CBM Bancorp, Inc. (the “Company”) entered into Indemnification Agreements with each of the directors and executive officers of the Company (collectively, the “Indemnitees”). The Indemnification Agreements clarify and supplement indemnification provisions already provided by the Company’s Articles of Incorporation and Bylaws, the Maryland General Corporation Law, and Federal laws and regulations, and generally provide that the Company shall indemnify the Indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses (as defined in the Indemnification Agreements) incurred in connection with their service as a director or executive officer and also provide for rights to advancement of expenses and maintenance of insurance.

The description of the Indemnification Agreements set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement between the Company and each of the Indemnitees which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is being filed with this report.

No.	Description

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CBM BANCORP, INC.

Date: December 26, 2018	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President
(Duly Authorized Officer)